Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-167098) and Form S-8 (Nos. 333-167099, 333-22305, 333-49080, 333-104938, 333-118147 and 333-142010) of UGI Corporation of our report dated November 21, 2011 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
November 21, 2011